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                                                                   EXHIBIT 23.03

                 CONSENT OF BANCBOSTON ROBERTSON STEPHENS INC.

     We hereby consent to the inclusion of and reference to our opinion dated July 11, 1999 to the Board of Directors of iMALL, Inc. ("iMALL") in the Registration Statement on Form S-4 (the "Registration Statement") of At Home Corporation ("At Home"), covering common stock of At Home to be issued in connection with the proposed business combination involving iMALL and At Home. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                              /s/ BANCBOSTON ROBERTSON STEPHENS
                                              INC.

                                              BancBoston Robertson Stephens Inc.
                                              San Francisco, California
                                              September 28, 1999